NAME OF REGISTRANT:
Franklin Money Fund
File No. 811-02605

EXHIBIT ITEM No. 77C: Submission of matters to a vote of security holders

    Franklin Money Fund

    Meeting of Shareholders, March 21, 2007 and reconvened on April 11,2007 and May 4, 2007 (unaudited)

    A Special Meeting of Shareholders of the Franklin Money Fund (the "Fund") was held at the Fund's offices, One Franklin Parkway, San Mateo, California on March 21, 2007 and reconvened on April 11, 2007 and May 4, 2007. The purpose of the meeting was to elect Directors of the Fund and to vote on the following Proposals and Sub-Proposals: to amend the By-Laws to provide that the authorized number of directors shall not be less than five (5) nor more than ten (10); to approve an Agreement of Merger that provides for the reorganization of the Fund into a Delaware statutory trust; to approve amendments to certain of the Fund's fundamental investment restrictions (including eight
   (8) Sub-Proposals); and to approve the elimination of certain of the Fund's fundamental investment restrictions. At the meeting, the following persons were elected by the shareholders to serve as Independent Directors of the Fund: Harris J. Ashton, Robert F. Carlson, Sam Ginn, Edith E. Holiday, Frank W.
   T. LaHaye, Frank A. Olson, Larry D. Thompson and John B. Wilson. Charles B. Johnson and Gregory E. Johnson were elected by the shareholders by the shareholders to serve as Interested Directors. Shareholders also approved the amendment to the By-Laws to provide that the authorized number of directors shall not be less than five (5) nor more than ten (10), the Agreement of Merger providing for the reorganization of the Fund into a Delaware statutory trust, amendments to certain of the Fund's fundamental investment restrictions (including eight (8) Sub-Proposals), and the elimination of certain of the Fund's fundamental investment restrictions. In addition, Shareholders of the Fund were requested to provide voting instructions to the Fund, as a "feeder fund," on how the Fund should vote its shares in The Money Market Portfolios, as the "master portfolio," at a Special Meeting of Shareholders of the Money Market Portfolios held on March 21, 2007. The results of such Special Meeting of Shareholders are reported starting on page [ ] of this report.


    Proposal 1. To amend the By-Laws to provide that the authorized number of directors shall not be less than five (5) nor more than ten (10):

                   Shares Voted     % of    % of
                                  Outstand  Voted
                                    ing    Shares
                                   Shares

    For          1,029,717,961.425 55.548%  92.409%
    Against         35,055,109.416  1.891%   3.146%
    Abstain         49,533,441.817  2.672%   4.445%
    Total        1,114,306,512.658 60.111% 100.000%

    Proposal 2.  To elect a Board
   of Directors:

        Name       For      % of    % of  Withheld   % of    % of
                          Outstan  Voted           Outstan  Voted
                            ding   Shares            ding   Shares
                           Shares                   Shares
    Harris J.    1,064,518, 57.425% 95.532% 49,788,30  2.686%  4.468%
   Ashton         203.973                    8.685
    Robert F.    1,064,143, 57.405% 95.498% 50,163,12  2.706%  4.502%
   Carlson        387.389                    5.269
    Sam Ginn     1,065,557, 57.481% 95.625% 48,749,07  2.630%  4.375%
                  435.256                    7.402
    Edith E.     1,064,929, 57.447% 95.569% 49,377,31  2.664%  4.431%
   Holiday        197.062                    5.596
    Frank W. T.  1,064,697, 57.435% 95.548% 49,609,10  2.676%  4.452%
   LaHaye         403.956                    8.702
    Frank A.     1,063,732, 57.383% 95.461% 50,573,64  2.728%  4.539%
   Olson          866.557                    6.101
    Larry D.     1,064,715, 57.436% 95.550% 49,591,34  2.675%  4.450%
   Thompson       165.463                    7.195
    John B.      1,065,954, 57.503% 95.661% 48,352,20  2.608%  4.339%
   Wilson         304.055                    8.603
    Charles B.   1,063,433, 57.367% 95.435% 50,873,11  2.744%  4.565%
   Johnson        400.155                    2.503
    Gregory E.   1,063,568, 57.374% 95.447% 50,738,40  2.737%  4.553%
   Johnson        112.618                    0.040

    Proposal 3. To approve an Agreement of Merger that provides for the reorganization of the Fund into a Delaware statutory trust:

                   Shares Voted     % of    % of
                                  Outstand  Voted
                                    ing    Shares
                                   Shares

    For            939,993,116.653 50.708%  84.357%
    Against         47,625,395.646  2.569%   4.274%
    Abstain         79,492,002.359  4.288%   7.134%
    Broker Non-     47,195,998.000  2.546%   4.235%
   Votes
    Total        1,114,306,512.658 60.111% 100.000%

    Proposal 4. To approve amendments to certain fundamental investment restrictions (includes eight (8) Sub-Proposals):

    (a) To amend the Fund's fundamental investment restriction regarding borrowing:

                   Shares Voted     % of    % of
                                  Outstand  Voted
                                    ing    Shares
                                   Shares

    For            805,752,728.322 43.467%  81.657%
    Against         58,621,294.959  3.162%   5.941%
    Abstain         70,550,667.622  3.806%   7.149%
    Broker Non-     51,839,122.000  2.796%   5.253%
   Votes
    Total          986,763,812.903 53.231% 100.000%

    (b) To amend the Fund's fundamental investment restriction regarding underwriting:

                   Shares Voted     % of    % of
                                  Outstand  Voted
                                    ing    Shares
                                   Shares

    For            815,086,496.335 43.971%  82.602%
    Against         49,144,168.450  2.651%   4.980%
    Abstain         70,694,026.118  3.813%   7.165%
    Broker Non-     51,839,122.000  2.796%   5.253%
   Votes
    Total          986,763,812.903 53.231% 100.000%

    (c) To amend the Fund's fundamental investment restriction regarding lending:

                   Shares Voted     % of    % of
                                  Outstand  Voted
                                    ing    Shares
                                   Shares

    For            809,813,527.226 43.686%  82.068%
    Against         55,798,417.190  3.010%   5.654%
    Abstain         69,312,746.487  3.739%   7.025%
    Broker Non-     51,839,122.000  2.796%   5.253%
   Votes
    Total          986,763,812.903 53.231% 100.000%

    (d) To amend the Fund's fundamental investment restriction regarding investments in real estate:

                   Shares Voted     % of    % of
                                  Outstand  Voted
                                    ing    Shares
                                   Shares

    For            817,742,215.394 44.114%  82.872%
    Against         51,267,794.432  2.765%   5.196%
    Abstain         65,914,681.077  3.556%   6.679%
    Broker Non-     51,839,122.000  2.796%   5.253%
   Votes
    Total          986,763,812.903 53.231% 100.000%

    (e) To amend the Fund's fundamental investment restriction regarding investments in commodities:

                   Shares Voted     % of    % of
                                  Outstand  Voted
                                    ing    Shares
                                   Shares

    For            809,044,685.211 43.645%  81.990%
    Against         57,660,347.887  3.110%   5.843%
    Abstain         68,219,657.805  3.680%   6.914%
    Broker Non-     51,839,122.000  2.796%   5.253%
   Votes
    Total          986,763,812.903 53.231% 100.000%

    (f) To amend the Fund's fundamental investment restriction regarding issuing senior securities:

                   Shares Voted     % of    % of
                                  Outstand  Voted
                                    ing    Shares
                                   Shares

    For            820,857,378.519 44.282%  83.187%
    Against         47,490,794.862  2.562%   4.813%
    Abstain         66,576,517.522  3.591%   6.747%
    Broker Non-     51,839,122.000  2.796%   5.253%
   Votes
    Total          986,763,812.903 53.231% 100.000%

    (g) To amend the Fund's fundamental investment restriction regarding industry concentration:

                   Shares Voted     % of    % of
                                  Outstand  Voted
                                    ing    Shares
                                   Shares

    For            819,368,414.724 44.202%  83.036%
    Against         48,928,910.886  2.639%   4.958%
    Abstain         66,627,365.293  3.594%   6.753%
    Broker Non-     51,839,122.000  2.796%   5.253%
   Votes
    Total          986,763,812.903 53.231% 100.000%

    (h) To amend the Fund's fundamental investment restriction regarding diversification of investments:

                   Shares Voted     % of    % of
                                  Outstand  Voted
                                    ing    Shares
                                   Shares

    For            832,330,032.972 44.901%  84.350%
    Against         37,092,188.324  2.001%   3.759%
    Abstain         65,502,469.607  3.533%   6.638%
    Broker Non-     51,839,122.000  2.796%   5.253%
   Votes
    Total          986,763,812.903 53.231% 100.000%

    Proposal 5. To approve the elimination of certain of the Fund's fundamental investment restrictions:

                   Shares Voted     % of    % of
                                  Outstand  Voted
                                    ing    Shares
                                   Shares

    For            800,256,737.834 43.171%  81.100%
    Against         61,001,606.944  3.290%   6.182%
    Abstain         73,666,346.125  3.974%   7.465%
    Broker Non-     51,839,122.000  2.796%   5.253%
   Votes
    Total          986,763,812.903 53.231% 100.000%